                                                                     EXHIBIT 1.1

                                 $900,000,000

                         P&L COAL HOLDINGS CORPORATION

                   $400,000,000 8-7/8% Senior Notes due 2008

             $500,000,00 9-5/8% Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT
                              ------------------

                                                                    May 13, 1998

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

               P&L Coal Holdings Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to you (the "INITIAL PURCHASER"), $400.0 million in aggregate principal amount at maturity of its 8-7/8% Senior Notes due 2008 (the "SERIES A SENIOR NOTES") and $500.0 million in aggregate principal amount at maturity of its 9-5/8% Senior Subordinated Notes due 2008 (the "SERIES A SUBORDINATED NOTES" and together with the Series A Senior Notes, the "SERIES A NOTES"), the Series A Senior Notes to be issued pursuant to the terms of an Indenture (the "SENIOR NOTE INDENTURE") between the Company and State Street Bank and Trust Company, as trustee (the "SENIOR NOTE TRUSTEE"), the Series A Subordinated Notes to be issued pursuant to the terms of an Indenture (the "SUBORDINATED NOTE INDENTURE" and together with the Senior Note Indenture, the "INDENTURES") between the Company and State Street Bank and Trust Company, as trustee (the "SUBORDINATED NOTE TRUSTEE" and together with the Senior Note Trustee, the "TRUSTEES"), relating to the Series A Notes. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indentures.

               Each tranche of the Series A Notes will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated May 4, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum (the "OFFERING MEMORANDUM"), dated May 13, 1998, relating to the Company and each tranche of the Series A Notes.

               It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, each tranche of the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF
          THE UNITED STATES SECURITIES ACT OF 1933, AS
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                                                                               2

          AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
          (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
          (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               You have represented and warranted to the Company that you will make offers (the "EXEMPT RESALES") of each tranche of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBS"), and (ii) to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 903 or 904 of Regulation S (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "OFFSHORE TRANSACTION" and "U.S. PERSON" have the respective meanings given to them in Regulation S. You will offer each tranche of the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

               Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement (the "SENIOR REGISTRATION RIGHTS AGREEMENT"), to be dated May 18, 1998 (the "CLOSING DATE"), for so long as such Series A Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Senior Registration Rights Agreement). Holders (including subsequent transferees) of the Series A Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "SUBORDINATED REGISTRATION RIGHTS AGREEMENT" and, together with the Senior Registration Rights Agreement, the "REGISTRATION RIGHTS AGREEMENTS"), to be dated the Closing Date, for so long as such Series A Subordinated Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Subordinated Registration Rights Agreement). Pursuant to the Registration Rights Agreements, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8-7/8% Series B Senior Notes due 2008 (the "SERIES B SENIOR NOTES"), its 9-5/8% Series B Senior Subordinated
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                                                                               3

Notes due 2008 (the "SERIES B SUBORDINATED NOTES" and together with the Series B Senior Notes, the "SERIES B NOTES;" the Series B Notes together with the Series A Notes, the "NOTES") to be offered in exchange for each tranche of the Series A Notes (such offer to exchange being referred to collectively as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT," and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale of each tranche of the Series A Notes by certain holders of such Notes, and to use its best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indentures and the Registration Rights Agreements are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreement concerning the purchase of each tranche of the Series A Notes from the Company by the Initial Purchaser.

               REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company (as of the date hereof and the Closing Date) represents, warrants and agrees as follows:

               The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

               The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               The market-related and industry data included in the Preliminary Offering Memorandum and the Offering Memorandum are based upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects.

               The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company (a "MATERIAL ADVERSE EFFECT").

               The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures and the Registration Rights Agreements.

               The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each tranche of the Notes.

               This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchaser, constitutes the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to
(i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable
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principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               The Senior Registration Rights Agreement has been duly authorized by the Company and, upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               The Subordinated Registration Rights Agreement has been duly authorized by the Company and, upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to
(i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               The Senior Note Indenture has been duly authorized by the Company, and upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the Senior Note Trustee, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; no qualification of the Senior Note Indenture under the Trust Indenture Act of 1939, as amended ("TIA") is required in connection with the offer and sale of the Series A Senior Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Senior Registration Rights Agreement.

               The Subordinated Note Indenture has been duly authorized by the Company, and upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the Subordinated Note Trustee, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general principles (whether considered in a proceeding in equity or at law) and
(iii) an implied covenant of good faith and fair dealing; no qualification of the Subordinated Note Indenture under the TIA is required in connection with the offer and sale of the Series A Subordinated Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Subordinated Registration Rights Agreement.

               The Series A Senior Notes have been duly authorized by the
Company and when duly executed by the Company in accordance with the terms of the Senior Note Indenture and, assuming
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                                                                               5

due authentication of the Series A Senior Notes by the Senior Note Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legally valid and binding obligations of the Company entitled to the benefits of the Senior Note Indenture, enforceable against the Company in accordance with their terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               The Series A Subordinated Notes have been duly authorized by the Company and when duly executed by the Company in accordance with the terms of the Subordinated Note Indenture and, assuming due authentication of the Series A Subordinated Notes by the Subordinated Notes Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legally valid and binding obligations of the Company entitled to the benefits of the Subordinated Note Indenture, enforceable against the Company in accordance with their terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               On or before the Closing Date the Series B Senior Notes will have been duly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Senior Note Indenture and delivered in accordance with the Exchange Offer provided for in the Senior Registration Rights Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits of the Senior Note Indenture, enforceable against the Company in accordance with their terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and
(iii) an implied covenant of good faith and fair dealing.

               On or before the Closing Date, the Series B Subordinated Notes will have been duly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Subordinated Note Indenture and delivered in accordance with the Exchange Offer provided for in the Subordinated Registration Rights Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits of the Subordinated
Note Indenture enforceable against the Company in accordance with their terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and
(iii) an implied covenant of good faith and fair dealing.

               The senior credit facilities, dated as of May 18, 1998, by and among P&L Coal Holdings Corporation and Lehman Commercial Paper Inc., as Administrative Agent, Syndication Agent and Documentation Agent, and Lehman Brothers Inc., as Arranger, (the "CREDIT FACILITIES"), and any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the credit agreement (the "CREDIT DOCUMENTS"), were duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors'
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                                                                               6

rights generally, (ii) by general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               All the shares of capital stock, partnership, membership or other equity interest of the Company outstanding prior to the issuance of each tranche of the Series A Notes have been duly authorized and validly issued and are fully paid and nonassessable.

               The Company does not own capital stock or other equity interests of any corporation or entity other than as disclosed in the Offering Memorandum.

               There are no legal or governmental proceedings pending or, to the knowledge of the Company, contemplated by, or threatened, against the Company or to which any of its properties are subject, that are not disclosed in the Offering Memorandum and which, are reasonably likely to have a Material Adverse Effect or to materially and adversely affect the issuance of each tranche of the Notes or the consummation of the other transactions contemplated by the Operative Documents. The Company is not involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Company, no such action or dispute is threatened.

               No material relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company on the other hand, that would be required to be described in the Offering Memorandum pursuant to Regulation S-K of the Securities Act if Regulation S-K were applicable to the Offering Memorandum, which is not so described in the Offering Memorandum.

               The execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of each tranche of the Series A Notes and each tranche of the Series B Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of each tranche of the Series A Notes and each tranche of the Series B Notes and the consummation of the transactions contemplated hereby and thereby except (A) as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of each tranche of the Series A Notes and each tranche of the Series B Notes, and (B) as contemplated by the Registration Rights Agreements and (C) as required under the TIA for the issuance of each tranche of the Series B Notes, and (D) in connection with trading of the Notes on PORTAL.

               The accountants, Ernst & Young LLP, who have certified certain of the financial statements included as part of the Offering Memorandum, are independent public accountants as required by the Securities Act and its Rules and Regulations.
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               The John T. Boyd Company, whose report is referred to in the
Offering Memorandum, as of the date of such report, and is, as of the date hereof, independent mining and geological consultants with respect to the Company.

               The combined historical financial statements, and pro forma financial information, together with the related notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements under the Securities Act. Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, subject in the case of unaudited combined financial statements to year-end audit adjustments, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial information has been prepared on a basis consistent with such historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial information and data included in the Offering Memorandum, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               Since the date of the latest audited combined financial statements of the Company included in the Offering Memorandum, the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and there has been no Material Adverse Effect and, except as disclosed in or contemplated by the Offering Memorandum, since the date of the latest audited combined financial statements of the Company included in the Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the payment of regular quarterly cash dividends), (ii) issuance of securities (other than pursuant to the Company's employee benefit plans and agreement and the issuance of the Series A Notes offered hereby) or (iii) material increase in short-term or long-term debt of the Company.

               The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, claims, security interests or other encumbrances and defects except such as are described in the Offering Memorandum, other than to be granted pursuant to the Senior Credit Facilities, or such as do not materially affect the value of such property by the Company or would not reasonably be expected to have a Material Adverse Effect; and all material real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

               The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("PERMITS"), including, without limitation, any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies and any other entity or agency regulating the environment in countries other than the United States, as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum and, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects, all its material obligations with respect to the Permits, and, to the best knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the

Offering Memorandum and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

               The Company is not currently and will not be, upon sale of each tranche of the Series A Notes in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) of the Company, other than the Initial Purchaser, has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of each tranche of the Notes in a manner that would require the registration of each tranche of the Series A Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of each tranche of the Series A Notes. No securities of the same class as each tranche of the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               Except as permitted by the Securities Act, the Company has not distributed and, prior to the Closing Date will not distribute, any offering material in connection with the offering and sale of each tranche of the Series A Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

               When each tranche of the Series A Notes is issued and delivered pursuant to this Agreement, neither tranche of such Series A Notes will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or that are quoted in a United States automated inter-dealer quotation system.

               Assuming (i) that each tranche of the Series A Notes is issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, (ii) that your representations and warranties in
Section 2 are true, (iii) compliance by you with your covenants set forth in
Section 2 and (iv) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Series A Notes outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of each tranche of the Series A Notes by you pursuant hereto and the initial resale of each tranche of the Series A Notes pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

               Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)

Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"). Each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               The execution and delivery of this Agreement, the other Operative Documents and the sale of each tranche of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

               Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               To the knowledge of the Company, the Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

               The Company has filed (or obtained extensions in filing) all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not have a Material Adverse Effect) and have paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

               Except as set forth in the Offering Memorandum, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the Offering Memorandum there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "medical wastes," "toxic wastes," and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

               None of the Company or any of its affiliates (other than the Initial Purchaser) or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to each tranche of the Notes, and the Company and its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of each tranche of the Notes outside of the United States; provided, that, no representation or covenant is made as to the Initial Purchaser or any person acting on their behalf.

               The sale of each tranche of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

               REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

               The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in each tranche of the Series A Notes.

               The Initial Purchaser (i) is not acquiring each tranche of the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of either tranche of the Series A Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell either tranche of the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell either tranche of the Notes pursuant to, nor has it offered or sold either tranche of the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of each tranche of the Series A Notes.

               It understands that neither tranche of the Notes has been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons pursuant to an exemption from the registration requirements of the Securities Act or outside the U.S. or to, or for the account or benefit of non-U.S. persons in accordance with Regulation S. The Initial Purchaser represents that it has not offered, sold or delivered either tranche of the Notes, and will not offer, sell or deliver either tranche of the Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date or such longer period as may then be applicable under Regulation S (such period, the "RESTRICTED PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act or another applicable exemption. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to either tranche of the Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S.

               The Initial Purchaser agrees that at or prior to confirmation of all sales of each tranche of the Notes pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Rule 144A if available under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

          The Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of either tranche of the Notes, except with its affiliates or with the prior written consent of the Company.

               The Initial Purchaser agrees not to cause any advertisement of either tranche of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to each tranche of the Notes, except such advertisements as may be permitted by Regulation S.

               The sale of each tranche of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

               The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

          The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

               PURCHASE OF THE NOTES BY THE INITIAL PURCHASER. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $400.0 million in aggregate principal amount of Series A Senior Notes to the Initial Purchaser and the Initial Purchaser will purchase such aggregate principal amount of Series A Senior Notes at an aggregate purchase price equal to 97.0% of the principal amount thereof (the "SENIOR NOTES PURCHASE PRICE") and the Company agrees to sell $500.0 million in aggregate principal amount of Series A Subordinated Notes to the Initial Purchaser and the Initial Purchaser will purchase such aggregate principal amount of Series A Subordinated Notes at an aggregate purchase price equal to 97.0% of the principal amount thereof (the "SUBORDINATED NOTES PURCHASE PRICE").

          The Company shall not be obligated to deliver any of the Series A Notes to be delivered, except upon payment for all of each tranche of the Series A Notes to be purchased on such Closing Date as provided herein.

               DELIVERY OF AND PAYMENT.

               Delivery to the Initial Purchaser of and payment for each tranche of the Series A Notes shall be made at 10:00 a.m., New York City time, on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954, or such other place or time as you and the Company shall designate.

               One or more of each tranche of Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one business days' notice to the Company, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of each tranche of the Series A Notes sold pursuant to Exempt Resales (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Initial Purchaser, against payment by the Initial Purchaser of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you one business day prior to the Closing Date. The Global Notes in definitive form shall be made available to you for inspection not later than 10:00 a.m. on the day immediately preceding the Closing Date.

               Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

               FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

               To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of each tranche of any Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of each tranche of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of each tranche of the Series A Notes under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

               Not to amend or supplement the Offering Memorandum prior to the Closing Date unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than two Business Days after being furnished a copy of such amendment or supplement. If, in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

               To cooperate with you and your counsel in connection with the qualification of each tranche of the Series A Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of a nominal amount in any such jurisdiction where it is not then so subject). Subject to the provisions in the first sentence of this Section 5(d), the Company shall continue such qualification in effect so long as required by law for distribution of each tranche of the Series A Notes.

               Not to voluntarily claim the benefit of any usury law against the holders of each tranche of the Series A Notes.

               Prior to the Closing Date, to furnish to you, any internal combined financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

               To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of each tranche of the Series A Notes.

               Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of either tranche of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of either tranche of Series A Notes.

               For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for each tranche of the Series B Notes in connection with the Exchange Offer or (ii) with the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld.

               For the period that is two years after the Closing Date or for so long as necessary to comply with Rule 144A in connection with resales by registered holders or beneficial owners of each tranche of Series A Notes, whichever is longer, to make available to such registered holder or beneficial owner of each tranche of Series A Notes in connection with any sale thereof and any prospective purchaser of each tranche of such Series A Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

               To comply with its agreements in the Registration Rights Agreements, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of each tranche of the Notes by DTC for "book-entry" transfer.

               To use its reasonable best efforts to effect the inclusion of each tranche of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL").

               To apply the net proceeds from the sale of each tranche of the Series A Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

               During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

               EXPENSES. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indentures, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company of each tranche of the Notes, (iv) the qualification of each tranche of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchaser for use in connection with the initial Exempt Resales, (vi) the preparation of certificates for each tranche of the Notes including, without limitation, printing and engraving, (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of each tranche of the Series A Notes in PORTAL, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of each tranche of the Notes by DTC for "book-entry" transfer and (x) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

               CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               The Offering Memorandum shall have been printed and copies made available to you not later than 6:00 p.m., New York City time, on the Business Day following the date of this Agreement, or at such later date and time as you may approve in writing.

               The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in the light of the circumstances under which they were made, not misleading.

               All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               Simpson Thacher & Bartlett shall have furnished to the Initial Purchaser, its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated as of the Closing Date, substantially in the form of Exhibit A hereto:

               The Initial Purchaser shall have received from Latham & Watkins, counsel for the Initial Purchaser, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of each tranche of the Series A Notes, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               The Company shall have entered into the Senior Credit Facilities and any Credit Documents and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

               The Company and the Senior Note Trustee shall have entered into the Senior Note Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

               The Company and the Subordinated Note Trustee shall have entered into the Subordinated Note Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

               The Company and the Initial Purchaser shall have entered into each of the Senior Registration Rights Agreement and the Subordinated Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

               The Initial Purchaser shall have received from Ernst & Young LLP, independent certified public accountants, letters addressed to the Initial Purchaser, substantially in the form heretofore approved by the Initial Purchaser, and dated the date hereof and the Closing Date, (i) confirming that they are independent auditors as required by the Securities Act and its Rules and Regulations, (ii) stating, as of the date of each letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two Business Days prior to the date of each letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter delivered concurrently with this Agreement and (iii) with respect to the letter delivered on the Closing Date, confirming in all material respects the conclusions and findings set forth in the letter delivered concurrently with this Agreement.

               The Company shall have furnished to the Initial Purchaser a certificate, dated as of the Closing Date, of a Vice President and its Chief Financial Officer or Treasurer stating that:

                    The representations, warranties and agreements of the Company (after giving effect to all materiality qualifiers therein) in
     Section 1 are true and correct as of such Closing Date and giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(l) and 7(n) has been fulfilled; and

                    They have examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion, the Preliminary Offering Memorandum as of its date and the Offering Memorandum as of its date and the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

               The Company shall not have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause
(i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

               Latham & Watkins shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

               Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the public offering or delivery of each tranche of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

               INDEMNIFICATION AND CONTRIBUTION.

               The Company agrees to indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of either tranche of Notes), to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented), or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, either tranche of the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct); and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein; and provided further that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the foregoing indemnity shall not inure to the benefit of the Initial Purchaser (or any person who controls the Initial Purchaser or any officer or director thereof) from whom the person asserting such loss, claim, damage, liability or action purchased the Notes, to the extent that such sale was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of the Initial Purchaser is a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of noncompliance by the Company with section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

               The Initial Purchaser shall indemnify and hold harmless the Company, its officers and employees, each of its respective directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky application any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

               Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ one counsel to represent jointly the Initial Purchaser and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchaser against the Company under this Section 8 if, in the reasonable judgment of outside counsel to the Initial Purchaser, it is advisable for the Initial Purchaser, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of each tranche of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of each tranche of the Series A Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to each tranche of the Series A Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of each tranche of the Series A Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which each tranche of the Series A Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               The Initial Purchaser confirms and the Company acknowledges that the last paragraph on the cover page, the stabilization legend on page iii and the information contained in the second, fifth, sixth, seventh, ninth, tenth and thirteenth paragraphs of the section entitled "Plan of

Distribution" constitute the only information concerning the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum.

               TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by Lehman Brothers Inc. by notice given to the Company prior to delivery of and payment for each tranche of the Series A Notes if, prior to that time, any of the events described in Sections 7(l), 7(n) or 7(o) shall have occurred or if the Initial Purchaser shall decline to purchase either tranche of the Series A Notes for any reason permitted under this Agreement.

               REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If the Company shall fail to tender either tranche of the Series A Notes for delivery to the Initial Purchaser by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchaser's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) (accompanied by documentation) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of each tranche of the Series A Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser.

               NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-
6588), with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Raymond Y. Lin (Fax: 212-751-4864); and

               if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to P&L Coal Holdings Corporation, 701 Market Street, St. Louis, Missouri, 63101, Attention: General Counsel (Fax: 314-342-3449), with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention Rise B. Norman (Fax: 212-455-2502).

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchaser. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Initial Purchaser, as the case may be, in writing, at least three days in advance of such change.

               PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchaser contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this

Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               SURVIVAL. The respective indemnities, representations, warranties and agreements of the Initial Purchaser and the Company contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

               DEFINITION OF THE TERMS "BUSINESS DAY." For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

               GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                          [Signature page(s) follow]

               If the foregoing correctly sets forth the agreement between the Initial Purchaser and the Company, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,


                                   P&L Coal Holdings Corporation

                                   By:   _______________________________
                                   Name:
                                   Title:

Accepted:


Lehman Brothers Inc.

By:    ____________________________
Name:
Title:

                                   EXHIBIT A

FORM OF OPINION OF SIMPSON THACHER & BARTLETT TO BE DELIVERED AS OF THE CLOSING
                                     DATE